Exhibit 10.1

WAIVER AND TENTH AMENDMENT TO
AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

This WAIVER AND TENTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT dated as of October 12, 2006 (this “Amendment”) is entered into among SIRVA RELOCATION CREDIT, LLC, as Seller, SIRVA RELOCATION LLC (“SIRVA Relo”) and EXECUTIVE RELOCATION CORPORATION (“Executive Relo”), as Servicers and Originators, the Purchasers party thereto and LASALLE BANK NATIONAL ASSOCIATION, as Agent (in such capacity, the “Agent”).

RECITALS

A.            The Seller, the Servicers, the Purchasers and the Agent are parties to that certain Amended and Restated Receivables Sale Agreement dated as of December 23, 2004 and amended as of March 31, 2005, May 31, 2005, June 30, 2005, September 30, 2005, November 14, 2005, December 9, 2005, March 27, 2006, August 15, 2006 and August 16, 2006 (as so amended, the “Receivables Sale Agreement”).

B.            The parties wish to amend the Receivables Sale Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Certain Defined Terms. Capitalized terms which are used herein without definition and that are defined in the Receivables Sale Agreement shall have the same meanings herein as in the Receivables Sale Agreement, as amended by this Amendment.

2.             Amendments to Receivables Sale Agreement.

(a)           The Receivables Sale Agreement is hereby amended so that the definition of “Reserve” in Schedule I thereto is amended to read in its entirety as follows:

““Reserve” means the sum of the Purchaser Reserves.”

(b)           The Receivables Sale Agreement is hereby amended by adding the following new definition to Schedule I thereto, in the applicable alphabetical position:

““Tenth Amendment” means the Waiver and Tenth Amendment to Amended and Restated Receivables Sale Agreement, dated as of October 12, 2006, among the Seller, the Servicers, the Originators, the Agent and the Purchasers.”

3.             Limited Consents and Waivers. Section 5.1(a)(i)(A), (B), (C) and (D) of the Receivables Sale Agreement, as amended by Section 3(a) of the Third Amendment and Section 3(a) of the Fourth Amendment, Section 3(a) of the Fifth Amendment, Section 4(a) of the Seventh Amendment and Section 3(a) of the Eighth Amendment, require delivery of unqualified audited consolidated financial statements of SIRVA, Inc. and the Parent for each fiscal year and delivery of unaudited consolidated quarterly financial statements for SIRVA, Inc. and the Parent, in each case by specified dates. Subject to Section 4 of this Amendment and subject to the representation and warranty in Section 5(iv) of this Amendment being true and correct, the Agent and the Purchasers agree that:

(a)           the delivery of such financial statements for the fiscal year ended December 31, 2005 may be delayed until January 31, 2007; and the delivery of such financial statements for the fiscal year ended December 31, 2006 may be delayed until June 30, 2007; and

(b)           the delivery of the unaudited consolidated quarterly financial statements of SIRVA, Inc. and the Parent to be delivered under clauses (B) and (D) of Section 5.1(a)(i) of the Receivables Sale Agreement in respect of each fiscal quarter described below may be delayed until the date set opposite such quarter:

Fiscal Quarter	Delivery Date

first and second quarter, 2006	December 31, 2006

third quarter, 2006	January 31, 2007.

4.             Reservation of Rights. By press releases dated January 31, 2005, March 15, 2005, June 20, 2005, June 22, 2005 and September 21, 2005, SIRVA, Inc. announced various matters, including the existence of a formal investigation by the SEC of such practices and processes. Notwithstanding the agreement of the Agent and the Purchasers to a delay in the delivery of certain financial reports and ongoing discussions between the Agent, the Purchasers and the Originators with respect to the matters described in the Press Releases, the Agent and the Purchasers have not waived any rights or remedies they may have with respect to the matters, except as set forth in Section 3(a)(vi) of the Fifth Amendment, that are the subject of such review and investigation or any related matters. The Agent and the Purchasers hereby expressly reserve all of their rights and remedies with respect to all of the foregoing, including all rights with respect to any related Termination Event that may have occurred and not been waived pursuant to Section 3(a)(vi) of the Fifth Amendment.

5.             Representations and Warranties. With respect to the Sale Agreement, the Seller and each Servicer, and with respect to the Purchase Agreement, the Originators hereby represent and warrant to the Agent and the Purchasers as follows:

(i)            Representations and Warranties. The representations and warranties contained in Article IV of the Receivables Sale Agreement and Section 4 of the Purchase Agreement are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case they are true and correct as of such earlier date and except for the matters to be corrected by the Specified Adjustments).

(ii)           Enforceability. The execution and delivery by the Seller and each Servicer of this Amendment, and the performance by the Seller and each Servicer of this Amendment and the Receivables Sale Agreement, as amended hereby (the “Amended

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Agreement”), are within the corporate powers of the Seller and each Servicer and have been duly authorized by all necessary corporate or company action on the part of the Seller and each Servicer. This Amendment and the Amended Agreement are valid and legally binding obligations of the Seller and each Servicer, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(iii)          No Potential Termination Event. No Potential Termination Event that will not be cured by this Amendment becoming effective has occurred and is continuing.

(iv)          Specified Adjustments. Except as has been disclosed by the Servicers to the Purchasers in the supplement to the Fee Letter delivered in connection with the First Amendment, the adjustments described in the definition of “Specified Adjustment” do not result from (and are not alleged by any Governmental Authority or Responsible Person to have resulted from) fraud, misconduct or similar circumstances; and the matters disclosed in the Press Releases and related matters will not have a Material Adverse Effect.

6.             Acknowledgment by Originators. Each of SIRVA Relo and Executive Relo, in its capacity as an Originator, acknowledges and agrees to the terms of this Amendment, including without limitation Sections 2 and 3 hereof.

7.             Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Receivables Sale Agreement shall remain in full force and effect; and the Seller and the Servicers confirm and reaffirm their obligations under the Amended Agreement and the other Transaction Documents. Without limiting the foregoing, the Seller and the Originators confirm and reaffirm their obligation under Section 3 of the Fee Letter, and acknowledge that nothing in this Amendment shall limit the ability of the Agent and the Purchasers to require changes to the terms of the Transaction Documents as contemplated by such Section 3. After this Amendment becomes effective, all references in the Receivables Sale Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or otherwise referring to the Receivables Sale Agreement shall be deemed to be references to the Amended Agreement. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Receivables Sale Agreement other than as set forth herein.

8.             Effectiveness. This Amendment shall become effective upon the date on which all of the following occur (the “Amendment Effective Date”): receipt by the Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by the Seller, the Servicers, the Originators, the Agent and the Required Purchasers and consented to by Parent and NAVL.

9.             Headings; Counterparts. Section Headings in this Amendment are for reference only and shall not affect the construction of this Amendment. This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

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10.           Cumulative Rights and Severability. All rights and remedies of the Purchasers and Agent hereunder shall be cumulative and non-exclusive of any rights or remedies such Persons have under law or otherwise. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction.

11.           Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Illinois.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SIRVA RELOCATION CREDIT, LLC, as Seller

By:	/s/ Douglas V. Gathany
Title:	President

SIRVA RELOCATION LLC, as a Servicer

By:	/s/ Douglas V. Gathany
Title:	Treasurer

EXECUTIVE RELOCATION CORPORATION, as a Servicer

By:	/s/ Douglas V. Gathany
Title:	Treasurer

The undersigned (i) consent and agree to the foregoing Amendment, (ii) confirm that references in the Purchase Agreement to the Receivables Sale Agreement shall be references to such agreement as amended by the Amendment, and (iii) confirm that the Purchase Agreement is in full force and effect.

SIRVA RELOCATION LLC, as an Originator

By:	/s/ Douglas V. Gathany
Title:	Treasurer

EXECUTIVE RELOCATION CORPORATION, as an Originator

By:	/s/ Douglas V. Gathany
Title:	Treasurer

LASALLE BANK NATIONAL ASSOCIATION, as Purchaser and Agent

By:	/s/ Marlee Zweigbaum
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Purchaser

By:	/s/ Rebecca L. Milligan
Title:	Duly Authorized Signatory

THE CIT GROUP/BUSINESS CREDIT, INC., as Purchaser

By:	/s/ Debra Putzer
Title:	Senior Vice President

E*TRADE BANK, as Purchaser

By:	/s/ Sam Crow
Title:	Senior Manager

U.S. BANK NATIONAL ASSOCIATION, as Purchaser

By:	/s/ Matt Schulz
Title:	Vice President

ALLIED IRISH BANKS, P.L.C., as Purchaser

By:	/s/ Joanne Gibson
Title:	Assistant Vice President

By:	/s/ Margaret Brennan
Title:	Senior Vice President